Exhibit 23.3

Consent of Manhattan Research, LLC

September 19, 2005

        We consent to the reference to us under the caption “Experts” and to the references to statements attributed to us and our reports in Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-124832) and related Prospectus of WebMD Health Corp.

Very truly yours,

/s/ Mark Bard, President, Manhattan Research, LLC
Mark Bard, President, Manhattan Research, LLC